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                                                                  Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference, in the Registration Statements on Forms S-8 (Nos. 2-69243-99, 33-01526, 33-28020, 33-77865) and
Forms S-3 and S-3/A (No. 333-88620) of EDO Corporation, of our report dated February 19, 2003 relating to the financial statements of Advanced Engineering and Research Associates, Inc., which appears in this Current Report on Form 8-K/A of EDO Corporation, dated April 18, 2003.

/s/ ARGY, WILTSE & ROBINSON, P.C.
McLean, Virginia

April 18, 2003